As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DANIMER SCIENTIFIC, INC.

(Exact name of registrant as specified in charter)

Delaware	84-1924518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Industrial Boulevard

Bainbridge, GA 39817

(229) 243-7075

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Stephen E. Croskrey
Chief Executive Officer

Danimer Scientific, Inc.

140 Industrial Boulevard

Bainbridge, GA 39817

(229) 243-7075

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

35th Floor

New York, NY 10016

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐   Accelerated filer   ☐    Non-accelerated filer    ☒    Smaller reporting company    ☒    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant(1)	Jurisdiction of Incorporation or Organization	IRS Employer ID Number
Meredian Holdings Group, Inc.	Delaware	47-1087239
Danimer Scientific Holdings, LLC	Delaware	83-2988521
Danimer Scientific Manufacturing Inc.	Delaware	83-2940322
Meredian, Inc.	Georgia	26-1127507
Danimer Scientific, L.L.C.	Georgia	20-0897346
Danimer Scientific Kentucky, Inc.	Delaware	83-1666371
Novomer, Inc.	Delaware	26-1144173
Meredian Bioplastics, Inc.	Georgia	45-5325822
Danimer Bioplastics, Inc.	Georgia	46-3688734
Danimer IPCo, LLC	Delaware	92-2959930
Danimer IPHoldCo, LLC	Delaware	92-2959930

(1)	The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices are the same as those of Danimer Scientific, Inc.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 13, 2024.

PRELIMINARY PROSPECTUS

DANIMER SCIENTIFIC, INC.

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

This prospectus provides a general description of securities of Danimer Scientific, Inc. (the “Company,” “Danimer,” “we,” “our,” and “us”) that we may offer and the general manner in which we will offer them. We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $350,000,000.

Each time any of our securities is offered using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer such securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “DNMR.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves a high degree of risks. Please refer to the “Risk Factors” section beginning on page 2 of this prospectus, “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference herein, and under similar headings in the applicable prospectus supplement and any other documents that are incorporated by reference herein or therein, for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $350,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell any of our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus and the prospectus supplements provide you with a general description of the Company and our securities. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and we have not authorized anyone to make any representations in connection with an offering other than those contained or incorporated by referenced in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References in this prospectus to the “Company,” “Danimer,” “we,” “our,” and “us,” refer to Danimer Scientific, Inc.

ii

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to the impact on our business, operations and financial results of pandemics, such as the COVID-19 pandemic, and the ongoing conflicts in Ukraine and the Middle East (each of which, among other things, may affect many of the items listed below); the demand for our products and services; revenue growth; effects of competition; supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the credit markets, including mortgages, home equity loans, and consumer credit; impact of tariffs; demand for credit offerings; management of relationships with our employees, suppliers and vendors, and customers; international trade disputes, natural disasters, public health issues (including pandemics and related quarantines, shelter-in-place orders, and similar restrictions), and other business interruptions that could disrupt supply or delivery of, or demand for, our products or services; continuation of equity programs; net earnings performance; earnings per share; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

iii

THE COMPANY

Company Overview

We are a performance polymer company specializing in bioplastic replacements for traditional petroleum-based plastics. Applications for biopolymers include additives, aqueous coatings, fibers, filaments, films, thermoforming, and injection-molded articles. We bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies. We believe that we are the only commercial company in the bioplastics market to combine the production of a base polymer along with the reactive extrusion capacity in order to give customers a “drop-in” replacement for a wide variety of petroleum-based plastics. We have core competencies in polymer formulation and application development, fermentation process engineering, thermocatalysis, chemical engineering and polymer science. In addition, we have created an extensive intellectual property portfolio to protect our innovations that together with our technology, serves as a valuable foundation for our business and for future industry collaborations.

Market Overview

Globally, over 800 billion pounds of plastic are produced each year. Bioplastics are a key segment of the plastics industry and provide renewably-sourced products, which are compostable or biodegradable replacements for traditional petroleum-based plastics. Bioplastics are used in a wide range of applications, including packaging, adhesives, food additives, food service items and many others. The bioplastics industry is diverse and rapidly evolving. As companies continue to innovate new bioplastic products to meet existing and future customer needs, we expect the industry to expand substantially.

We primarily market our products to consumer packaging brand owners, converters and manufacturers in the plastics industry seeking to address environmental, public health, renewability, composting and biodegradability concerns arising from customer perceptions and expectations, government regulations, or other reasons.

Corporate Overview

The Company (formerly Live Oak Acquisition Corp. and referred to as “Live Oak” when describing the period prior to the consummation of the Business Combination described below) was incorporated in Delaware on May 24, 2019 as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. Live Oak competed its initial public offering in May 2020. On December 29, 2020 (“Closing Date”), the Company consummated a business combination (“Business Combination”), pursuant to which the Company acquired all of the outstanding capital stock of Meredian Holdings Group, Inc. (“Meredian Holdings Group” or “MHG”) through the exchange of MHG common stock for Live Oak Class A common stock. The Business Combination was effected through the merger of Green Merger Corp., a wholly owned subsidiary of Live Oak, with and into MHG, with MHG surviving the merger as a wholly owned subsidiary of Live Oak.

In connection with the closing of the Business Combination, the Company changed its name from Live Oak Acquisition Corp. to Danimer Scientific, Inc.

The following description of our business describes the business historically operated by Meredian Holdings Group and its subsidiaries under the “Danimer Scientific” name as an independent enterprise prior to the Business Combination (“Legacy Danimer”) and is operated by the Company following the consummation of the Business Combination.

We, through our principal operating subsidiaries, Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., and Novomer, Inc., bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies.

Our headquarters are located at 140 Industrial Boulevard, Bainbridge, Georgia 39817 and our telephone number is (229) 243-7075.

Our website address is www.danimerscientific.com. The content contained in, or that can be accessed through, our website is not part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus). See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in or incorporated by reference into the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be temporarily invested in marketable securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”). Copies of our Certificate of Incorporation and Bylaws are incorporated by reference and will be sent to stockholders upon request. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” to find out how you obtain a copy of those documents. We encourage you to read carefully this prospectus, the Certificate of Incorporation, the Bylaws and the other documents we refer to herein for a more complete understanding of the Company’s common stock.

Authorized and Outstanding Common Stock

The Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. As of May 10, 2024, there were 116,443,200 shares of Common Stock and no shares of preferred stock outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

The Bylaws provide that our business and affairs be managed by the Board. Our Board is composed of a single class of eleven directors, each of whom will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

●	any dividend rights;

●	any stated redemption and liquidation values or preference per share;

●	any sinking fund provisions;

●	any conversion or exchange provisions;

●	any participation rights;

●	any voting rights; and

●	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	The title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	covenants that we will adhere to in connection with the issuance and maintenance of debt securities;

●	events of default, acceleration, waiver of defaults, and related remedies, rights, and duties;

●	form, denomination, issuance, registration, transfer, and replacement of debt securities;

●	guarantees of the debt securities of that series, if any, including the terms of subordination, if any, of such guarantees;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	satisfaction and discharge of debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase a specified number of securities at a specified exercise price, during a specified exercise period, which is subject to adjustment upon the occurrence of specified events. We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.

Anti-Takeover Effects of CERTAIN Provisions of Delaware Law and
Our Certificate of Incorporation and Bylaws

Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

The provisions in the Certificate of Incorporation and the Bylaws include: (a) advance notice requirements for special meetings and the Board’s ability to solicit additional information reasonably foreseeable to be material to a stockholder’s decision about the nominees or a stockholder proposal; (b) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (c) the authority to issue additional shares of common stock and/or preferred stock without stockholder approval; (d) the number of directors on our Board will be fixed exclusively by the Board; (e) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (f) our Bylaws may be amended by our Board.

The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser, including through a specific bidding, auction or other process; or

●	through agents, brokers or dealers.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	describing any compensation in the form of discounts, concessions or commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

●	identifying the amounts underwritten;

●	identifying the nature of the underwriter’s obligation to take the securities;

●	identifying any over-allotment option under which the underwriters may purchase additional securities from us;

●	identifying any quotation systems or securities exchanges on which the securities may be quoted or listed; and

●	identifying any other facts material to the transaction.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

●	at a fixed price or at prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices relating to such prevailing market prices; or

●	at negotiated prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including, without limitation, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations, if any, to purchase the securities will be subject to certain conditions precedent. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities or any over-allotment option). Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents that we designate from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable by us to the agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. The prospectus supplement will set forth the terms of the arrangements with the broker.

We may sell the securities directly to one or more purchasers without using any underwriters, dealers or agents. In that event, no underwriters or agents would be involved. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.

In the sale of the securities, underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us.  Underwriters, dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, brokers, dealers or agents will not exceed any applicable FINRA limitations.

Agents, underwriters and dealers may be entitled, under relevant agreements with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any such activities will be described in the prospectus supplement. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danimerscientific.com. Information accessible on or through our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus).

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39280):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;

●	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on May 4, 2020 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any amendment or report filed for the purpose of updating such description; and

●	our Current Reports on Form 8-K filed with the Commission on January 18, 2024, January 29, 2024, March 25, 2024, April 22, 2024, May 3, 2024 and May 10, 2024 (in each case, excluding “furnished” and not “filed” information under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items).

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Danimer Scientific, Inc.

Attention: Corporate Secretary

140 Industrial Boulevard

Bainbridge, Georgia 39817

(229) 243-7075

EXPERTS

The consolidated financial statements of Danimer Scientific, Inc. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters, dealers, or agents will be advised of the other issues relating to any offering by their own legal counsel, which will be named in an accompanying prospectus supplement relating to that offering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of securities of Danimer Scientific, Inc. (the “Registrant”) being registered are as set forth in the following table:

Registration Fee - Securities and Exchange Commission	$51,660
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Fees and Expenses	*
Blue Sky Fees	*
Miscellaneous	*
Total	$51,660

*	The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Because an indeterminate amount of securities is covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate fees and expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s Certificate of Incorporation limits the Registrant’s directors’ and officers’ liability to the fullest extent permitted under the DGCL and other applicable laws.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description
1.1	Form of Underwriting Agreement for Common Stock. (1)
1.2	Form of Underwriting Agreement for Preferred Stock. (1)
1.3	Form of Underwriting Agreement for Debt Securities. (1)
1.4	Form of Underwriting Agreement for Warrants. (1)
2.1	Agreement and Plan of Merger, dated as of October 3, 2020, by and among Live Oak, Merger Sub, Legacy Danimer, Live Oak Sponsor Partners, LLC, as representative for Live Oak for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of Legacy Danimer for certain purposes described in the Merger Agreement (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (Commission File No. 001-39280) filed on October 5, 2020).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2020, by and among Live Oak, Merger Sub, Legacy Danimer, Live Oak Sponsor Partners, LLC and John A. Dowdy, Jr. (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K (Commission File No. 001-39280) filed on October 9, 2020).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of December 11, 2020, by and among Live Oak, Merger Sub, Legacy Danimer, Live Oak Sponsor Partners, LLC and John A. Dowdy, Jr. (incorporated by reference to Exhibit 2.3 to Current Report on Form 8-K (Commission File No. 001-39280) filed on December 14, 2020).
4.1	Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-39280) filed on January 5, 2021).
4.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-39280) filed on February 3, 2022).
4.3	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-236800) (as amended, the “S-1”)).
4.4	Form of Warrant of the Company (incorporated by reference to Exhibit 4.3 to the S-1).
4.5	Warrant Agreement, dated May 5, 2020 by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-39280) filed on May 11, 2020).
4.6	Indenture, dated as of December 21, 2021, between Danimer Scientific, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-39280) filed on December 21, 2021).
4.7	Form of certificate representing the 3.250% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-39280) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (Commission File No. 001-39280) filed on December 21, 2021).
4.8	Warrant to Purchase Common Stock, dated as of March 17, 2023, issued by the Company in favor of Jefferies Funding LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-39280) filed on March 20, 2023).
4.9	Form of Pre-Funded Common Stock Purchase Warrant (included as Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-39280) filed on March 25, 2024).
4.10	Form of Common Stock Purchase Warrant (included as Exhibit 4.2 to the Curren Report on Form 8-K (Commission File No. 001-39280) filed on March 25, 2024.
4.11	Form of Indenture between the Registrant and one or more trustees to be named therein. (2)
4.12	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation for Preferred Stock. (1)
4.13	Form of Debt Securities. (1)
4.14	Form of Warrant. (1)
5.1	Opinion of Kane Kessler, P.C. (2)
23.1	Consent of KPMG LLP. (2)
23.2	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)
24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended. (3)
107	Filing Fees Table. (2)

(1)	To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2)	Filed herewith.

(3)	To be filed separately pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of to file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER SCIENTIFIC, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Danimer Scientific, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	Chief Executive Officer, Director and Chairman of the Board	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Chief Financial Officer	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

/s/ John P. Amboian	Director	May 13, 2024
John P. Amboian

/s/ Richard Hendrix	Director	May 13, 2024
Richard Hendrix

/s/ Philip Gregory Calhoun	Director	May 13, 2024
Philip Gregory Calhoun

/s/ Gregory Hunt	Director	May 13, 2024
Gregory Hunt

/s/ Dr. Isao Noda	Director	May 13, 2024
Dr. Isao Noda

/s/ Stuart W. Pratt	Director	May 13, 2024
Stuart W. Pratt

/s/ Cynthia Cohen	Director	May 13, 2024
Cynthia Cohen

/s/ Allison M. Leopold Tilley	Director	May 13, 2024
Allison M. Leopold Tilley

/s/ Dr. David J. Moody	Director	May 13, 2024
Dr. David J. Moody

/s/ Richard N. Altice	Director	May 13, 2024
Richard N. Altice

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

MEREDIAN HOLDINGS GROUP, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Meredian Holdings Group, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER SCIENTIFIC HOLDINGS, LLC

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of Danimer Scientific Holdings, LLC hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Manager	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Manager	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER SCIENTIFIC MANUFACTURING INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Danimer Scientific Manufacturing Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

MEREDIAN, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Meredian, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER SCIENTIFIC, L.L.C.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of Danimer Scientific, L.L.C. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Manager	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Manager	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER SCIENTIFIC KENTUCKY, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Danimer Scientific Kentucky, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

NOVOMER, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Novomer, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

MEREDIAN BIOPLASTICS, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Meredian Bioplastics, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER BIOPLASTICS, INC.

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Danimer Bioplastics, Inc. hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Director	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Vice President, Treasurer and Director	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER IPHOLDCO, LLC

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of Danimer IPHoldCo, LLC hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Manager	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Treasurer and Manager	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on May 13, 2024.

DANIMER IPCO, LLC

By:	/s/ Stephen E. Croskrey
	Name:	Stephen E. Croskrey
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of Danimer IPCo, LLC hereby severally constitutes and appoints Stephen E. Croskrey and Michael A. Hajost as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen E. Croskrey	President and Manager	May 13, 2024
Stephen E. Croskrey	(Principal Executive Officer)

/s/ Michael A. Hajost	Treasurer and Manager	May 13, 2024
Michael A. Hajost	(Principal Financial Officer and Principal Accounting Officer)